Exhibit 3.1

ARTICLES OF INCORPORATION

OF

AMERICAN HONDA FINANCE CORPORATION

The undersigned, desiring to form a corporation under the laws of the State of California, declares:

FIRST: The name of this corporation is:

AMERICAN HONDA FINANCE CORPORATION

SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name of the corporation’s initial agent for service of process is CT Corporation System.

FOURTH: The corporation is authorized to issue 100,000 shares of capital stock, all of one class, to be designated “Common Stock”.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 4 day of February, 1980.

/s/ Arnold E. Sklar
Arnold E. Sklar

I, Arnold E. Sklar, hereby declare that I am the person who executed the foregoing Articles of Incorporation of American Honda Finance Corporation and that said Articles of Incorporation are my own act and deed.

/s/ Arnold E. Sklar
Arnold E. Sklar

HONDA

AMERICAN HONDA MOTOR CO., INC.

P.O. BOX 50 – 100 W. ALONDRA BLVD., GARDENA, CALIF. 90047

CABLE ADDRESS – AMEHON, GARDENA, CALIF. (213) 327 – 8280

American Honda Motor Co., Inc. hereby consents to the use of the name AMERICAN HONDA FINANCE CORPORATION by a corporation being or to be formed by Arnold E. Sklar.

AMERICAN HONDA MOTOR CO., INC.

/s/ Koichiro Yoshizawa

Koichiro Yoshizawa
President & General Manager

Dated: February 4, 1980

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

AMERICAN HONDA FINANCE CORPORATION

R. NAKAMURA AND T. AGENO certify that:

1.	They are the vice president and the secretary, respectively, of AMERICAN HONDA FINANCE CORPORATION, a California corporation.

2.	Article Fourth of the articles of incorporation of this corporation is amended to read as follows:

FOURTH: The corporation is authorized to issue 500,000 shares of capital stock, all of one class, to be designated “Common Stock”.

3.	The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.	The foregoing amendment for articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 100,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: March 28, 1984	/s/ R. Nakamura
R. NAKAMURA

/s/ T. Ageno
T. AGENO

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION

T. Sumida and T. Ageno certify that:

1. Certify that they are the President and Secretary, respectively, of American Honda Finance Corporation, a California corporation.

2. The Articles of Incorporation of this Corporation is amended to add the following article:

“FIFTH: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.”

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 350,000. One-hundred percent (100%) of the outstanding shares voted in favor of the amendment.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date:	February 1, 1988	/s/ T. Sumida
T. Sumida, President

/s/ T. Ageno
T. Ageno, Secretary

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION

AMERICAN HONDA FINANCE CORPORATION

T. Sumida and T. Ageno certify that:

1. They are the President and Secretary, respectively, of AMERICAN HONDA FINANCE CORPORATION, a California corporation.

2. Article IV of the Articles of Incorporation of this Corporation is amended to read as follows:

Fourth: The Corporation is authorized to issue Two Million (2,000,000) shares of capital stock to be designated “Common Stock.”

3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 450,000 Common shares. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares entitled to vote.

We further declare under penalty of perjury under the Laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date:	Nov. 30, 1989	/s/ T. Sumida
T. Sumida, President

Date:	Nov. 30, 1989	/s/ T. Ageno
T. Ageno, Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

AMERICAN HONDA FINANCE CORPORATION

* * * * * * * * *

We, T. Sumida the President and Robert S. Nakamura the Secretary of AMERICAN HONDA FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1. That they are the President and the Secretary, respectively of AMERICAN HONDA FINANCE CORPORATION, a California corporation.

2. That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

3. The amendment so approved by the board of directors is as follows:

Article Fourth of the Articles of Incorporation of the corporation is amended to read as follows:

That the Corporation is authorized to issue Four Million (4,000,000) shares of capital stock, all of one class, to be designated “Common stock.”

4. That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by the written consent of the shareholders is the same as that set forth in Article 3 above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5. The designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or to give written consent to said amendment for approval thereof are as follows:

Designation	Number of shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve

Common	1,870,000	More than 50 Percent

6. That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote. Said minimum percentage vote is set forth in article 5 of this certificate.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Torrance, California on June 25, 1991.

/s/ T. Sumida
T. Sumida
President

/s/ Robert S. Nakamura
Robert S. Nakamura
Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

AMERICAN HONDA FINANCE CORPORATION

* * * * * * * * *

We, Y. Kohama the President and H. Sekita the Secretary of AMERICAN HONDA FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1. That they are the President and the Secretary, respectively, of AMERICAN HONDA FINANCE CORPORATION, a California corporation.

2. That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

3. The amendment so approved by the board of directors is as follows:

Article Fourth of the Articles of Incorporation of the corporation is amended to read as follows:

That the Corporation is authorized to issue Six Million (6,000,000) shares of capital stock, all of one class, to be designated “Common Stock.”

4. That the sole shareholder has adopted said amendment by written consent. That the wording of said amendment as approved by the written consent of the sole shareholder is the same as that set forth in Article 3 above. That said written consent was signed by the holder of outstanding shares having not less than the minimum number of required votes of the sole shareholder necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5. The designation and total number of outstanding shares entitled to vote on or given written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or to give written consent to said amendment for approval thereof are as follows:

Designation	Number of shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve

Common	3,660,000	More than 50 Percent

6. That the number of shares of each class which gave written consent in favor of said amendment equalled or exceeded the minimum percentage vote required of each class entitled to vote. Said minimum percentage vote is set forth in Article 5 of this certificate.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Torrance, California on March 31, 1997.

/s/ Y. Kohama
Y. Kohama
President

/s/ H. Sekita
H. Sekita
Secretary

2

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

AMERICAN HONDA FINANCE CORPORATION

We, Y. Kohama, the President, and S. Imai, the Secretary, of AMERICAN HONDA FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1. That they are the President and the Secretary, respectively, of AMERICAN HONDA FINANCE CORPORATION, a California corporation.

2. That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

3. The amendment so approved by the board of directors is as follows:

Article Fourth of the Articles of Incorporation of this corporation is amended to read as follows:

Fourth: The Corporation is authorized to issue Ten Million (10,000,000) shares of capital stock, all of one class, to be designated “Common Stock.”

4. That the sole shareholder has adopted said amendment by written consent. That the wording of said amendment as approved by the written consent of the sole shareholder is the same as that set forth in Article 3 above. That said written consent was signed by the holder of outstanding shares having not less than the minimum number of required votes necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5. The designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or to give written consent to said amendment for approval thereof are as follows:

Designation	Number of shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve

Common Stock	5,660,000	More than 50 Percent

6. That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote. Said minimum percentage vote is set forth in Article 5 of this certificate.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Torrance, California on November 19, 1999.

/s/ Y. Kohama
Y. Kohama
President

/s/ S. Imai
S. Imai
Secretary

2

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

AMERICAN HONDA FINANCE CORPORATION

We, Y. Takahashi, the President, and S. Sakamoto, the Secretary, of AMERICAN HONDA FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1. That they are the President and the Secretary, respectively, of AMERICAN HONDA FINANCE CORPORATION, a California corporation.

2. That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

3. The amendment so approved by the board of directors is as follows:

Article Fourth of the Articles of Incorporation of this corporation is amended to read as follows:

Fourth: The Corporation is authorized to issue Fifteen Million (15,000,000) shares of capital stock, all of one class, to be designated “Common Stock.”

4. That the sole shareholder has adopted said amendment by written consent. That the wording of said amendment as approved by the written consent of the sole shareholder is the same as that set forth in Article 3 above. That said written consent was signed by the holder of outstanding shares having not less than the minimum number of required votes necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5. The designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or to give written consent to said amendment for approval thereof are as follows:

Designation	Number of shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve

Common Stock	8,660,000	More than 50 Percent

6. That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote. Said minimum percentage vote is set forth in Article 5 of this certificate.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Torrance, California on December 5, 2003.

/s/ Y. Takahashi
Y. Takahashi
President

/s/ S. Sakamoto
S. Sakamoto
Secretary

2